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                                                                 EXHIBIT 99.1




                           ARTICLES OF INCORPORATION
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                                                                       6,235,900
(LOGO)ARTICLES OF INCORPORATION-NORTH DAKOTA BUSINESS FOR OFFICE USE ONLY
                                                      -------------------
     OR FARMING CORPORATION                                 Validation

     NORTH DAKOTA SECRETARY OF STATE
     SFN 16812 (6-89)

     SEE PAGE 4 FOR FILING AND MAILING INSTRUCTIONS



                                              FILE NO. 6,235,900

     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation organized under North Dakota Business Corporation Act, adopt the following Articles of incorporation for such
Corporation:

Article 1. The name of said Corporation shall be: ND Insured Income Fund, Inc.

Article 2. The period of its duration is perpetual, or

Article 3. The purpose for which the Corporation is organized are general business purposes, OR:

     To engage in business as a management investment company registered under the Investment Company Act of 1940.

     To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.



                                    page 1
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Article 4.                                                        6235900

     A. Aggregate number of shares the corporation has authority to issue Two hundred million (200,000,000)
     B. Par value per share authorized by corporation
     One mill ($.001)
     C. If shares are divided into classes they are identified as follows:
     CLASS          NO.  OF SHARES            PAR VALUE PER SHARE



Article 5.
---------

A. Name of Registered Agent
  Robert E. Walstad

B. Social Security or Federal *ID # of Registered Agent            ###-##-####

C. Address of Registered Office             City   State   Zip Code
   201  South  Broadway                    Minot     ND     58701

D. Address of Executive Office (if different than "C")City State Zip Code

E. The articles of incorporation are accompanied by a signed consent of the registered agent with a filing fee of $10.

Article 6. Other provisions by which this corporation shall be governed; (if none, insert "none")

     No shareholder shall be entitled as a matter of right to subscribe for or
purchase or receive any new or additional issue of shares or        securities
convertible into shares, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

     Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.

     The number of directors of the corporation shall be five, which number may be changed in accordance with the bylaws of the corporation. The names of the directors who shall serve until the first regular meeting of shareholders or until their successors are elected and qualify are;

                              Charles E. Bailly
                              Arthur A. Link
                              Ben  Meier
                              Peter  A. Quist
                              Robert E. Walstad
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                                                                       6,235,900
Article 7. A. The name, social security number, and address of each incorporator:

               SOCIAL SECURITY
NAME                NUMBER          ADDRESS           CITY       STATE  Zip

Peter A.  Quist  ###-##-####   1728 Country W. Rd., Bismarck,     ND   58501



     B. SIGNATURES

     I (We), the above named incorporator(s), have read the foregoing Articles of Incorporation, know the contents, and believe the statements made therein to be true.

     Dated November 27 1990

/Peter A. Quist/


8.  FEES:

    Filing                         $30.00
    Consent of Registered Agent    $10.00
    Minimum License Fee            $50.00
    Additional License Fees
     (Equal to $10.00 for every additional
      $10,000 in excess of $50,000)

SEE INSTRUCTIONS ON PAGE 4.


                                                         OFFICE USE ONLY
                                                         ---------------
                                                          Date Filed 11-27-90
                                                          Fee Paid  /Jim Kusler/
                                                          *Filed By signature

Page 3
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                                     SEAL

                             State of North Dakota

              C E R T I F I C A T E  OF  I N C O R P O R A T I O N

                                      OF

                         ND INSURED INCOME FUND, INC.

     The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of

                          ND INSURED INCOME FUND,INC.

     duly signed and verified pursuant to the provisions of the North Dakota BUSINESS CORPORATION Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such
     Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to

                          ND INSURED INCOME FUND, INC.

     and attaches hereto a duplicate original of the Articles of Incorporation.

     Dated: November 27, 1990



                              /Jim Kusler
                              Jim  Kusler
                              Secretary of State